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                                                                    EXHIBIT 23.4
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                         CONSENT OF INDEPENDENT AUDITOR



     I hereby consent to the use in this Registration Statement on Form S-4 (registration no. 33-61597) of C-TEC Corporation of my independent auditor's reports (i) dated February 24, 1995 on my audit of the financial statements of Buffalo Valley Telephone Company as of December 31, 1994 and 1993 and the years ended December 31, 1994 and 1993, and (ii) dated February 17, 1994 on my audit of the financial statements of Buffalo Valley Telephone Company as of December 31, 1993 and 1992 and the years ended December 31, 1993 and 1992. I also consent to the reference to me under the caption "Experts."



                                              William R. Maslo
                                              Reading, Pennsylvania
                                              September 7, 1995